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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 11, 2004

                                   ----------

                      FISHER SCIENTIFIC INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


       1-10920                                           02-0451017
(Commission File No.)                          (IRS Employer Identification No.)


ONE LIBERTY LANE, HAMPTON, NEW HAMPSHIRE                   03842
(Address of principal executive offices)                 (Zip Code)


                                 (603) 926-5911
              (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS.

On February 11, 2004, Fisher Scientific International Inc. announced that it has entered into definitive agreements to acquire Oxoid Group Holdings Limited for approximately $330 million and Dharmacon, Inc. for approximately $80 million in cash. Oxoid is a United Kingdom-based manufacturer of microbiological culture media and other products that test for bacterial contamination. Dharmacon focuses on RNA technology, including RNA interference (RNAi) and small interfering RNA (siRNA). RNAi is a tool for life-science research that increases the efficiency of the drug-discovery process.

We expect to consummate the transactions during the first quarter of 2004. The acquisitions are subject to regulatory approvals and customary terms and conditions, and there can be no assurances that the transactions will be consummated.


ITEM 9. REGULATION FD DISCLOSURE.

Attached hereto as Exhibit 99.1 is Fisher's press release dated February 11, 2004.


                                   SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      FISHER SCIENTIFIC INTERNATIONAL INC.


DATE: February 11, 2004               BY: /s/ Todd M. DuChene
                                         ---------------------------------------
                                         NAME: Todd M. DuChene
                                         TITLE: Vice President, General Counsel
                                                 and Secretary




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                                  EXHIBIT LIST


EXHIBIT NUMBER                           DESCRIPTION
--------------                           -----------

Exhibit 99.1 Fisher Scientific International Inc. Press Release dated February 11, 2004.